Exhibit 23.2 Consent of Independent Registered Public Account

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-85206), (No. 33-32095), (No. 33-58538), (No. 33-32096), (No. 33-87976) and (No. 333-135452) of Northeast Bancorp of our report dated August 11, 2006, relating to our audit of the consolidated financial statements for the year ended June 30, 2006 of Northeast Bancorp and Subsidiaries, which appears in the Annual Report on Form 10-K of Northeast Bancorp and Subsidiaries for the year ended June 30, 2008.

/s/ Baker Newman & Noyes
Portland, Maine	Limited Liability Company
September 26, 2008